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                                                              EXHIBIT 21.1



SUBSIDIARIES OF EAST WEST BANCORP, INC.

East West Bank                                                100%
East West Capital Trust I                                     100%
East West Capital Trust II                                    100%
Risk Services, Inc. (dba East West Insurance Agency)          100%
East West Leasing (1)                                         100%
American International Bancorp, Inc. (1)                      100%




(1)      Not currently active